Exhibit (n)(4)

FORM OF

SCHEDULE I, DATED ________, 200_, TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY FUNDS WITH RETAIL, RETIREMENT AND/OR ADVISOR CLASSES, DATED MARCH __, 200_

FIDELITY FIXED-INCOME TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Series Investment Grade Bond Fund
Retail Class	none	none	none
Class F	none	none	none
Fidelity Short-Term Bond Fund
Retail Class	none	none	none
Class F	none	none	none
Fidelity Strategic Real Return Fund:
Fidelity Strategic Real Return Fund*	none	none	none
Class A***	front-end	0.00	0.25
Class T****	front-end	0.25	0.25
Class B	contingent deferred	0.75	0.25
Class C	contingent deferred	0.75	0.25
Institutional Class	none	none	none
Class F	none	none	none

FIDELITY INCOME FUND

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Total Bond Fund
Fidelity Total Bond Fund*	none	none	none
Class A***	front-end	0.00	0.25
Class T****	front-end	0.25	0.25
Class B	contingent deferred	0.75	0.25
Class C	contingent deferred	0.75	0.25
Institutional Class	none	none	none
Class F	none	none	none

* A retail class

** Class A purchases of $1 million or more may be subject, upon redemption, to a contingent deferred sales charge that declines over 2 years from 1.00% to 0%.

*** Class A purchases of $1 million or more may be subject, upon redemption, to a contingent deferred sales charge that declines over 2 years from 0.75% to 0%.

**** Class T purchases of $1 million or more may be subject, upon redemption, to a contingent deferred sales charge of 0.25% if redeemed less than one year after purchase